                                                                 Exhibit (h)(16)


                                     FORM OF
                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                           THIRD AMENDED AND RESTATED
                        ADMINISTRATIVE SERVICES AGREEMENT

                                     BETWEEN

                              PILGRIM EQUITY TRUST
                                       AND
                             ING PILGRIM GROUP, LLC

                        EFFECTIVE AS OF FEBRUARY 26, 2002

                                        LAST CONTINUED/
          SERIES                       APPROVED BY BOARD           REAPPROVAL DATE
          ------                       -----------------           ---------------
Pilgrim MidCap Opportunities Fund       August 7, 2001             September 1, 2002*
Pilgrim Principal Protection Fund       August 7, 2001             September 1, 2002*
Pilgrim Principal Protection Fund II    November 2, 2001           September 1, 2003*
ING MidCap Value Fund                   November 2, 2001           September 1, 2003*
ING SmallCap Value Fund                 November 2, 2001           September 1, 2003*
ING Principal Protection Fund III**     February 26, 2002          September 1, 2003
Pilgrim Biotechnology Fund**            February 26, 2002          September 1, 2003

--------

* Effective November 2, 2001, the Board of Trustees approved amending certain agreements for the Funds whose annual renewal requires approval by the Board. The amendment changes the date of the agreements to September 1 for the purpose of aligning the annual renewal of such agreements with the annual renewal of the advisory agreements.

** This Amended Schedule A will be effective with respect to each of these Funds upon the effective date of the initial Registration Statement with respect to each respective Fund.